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                                                                  Exhibit 10.6

                                SUPPORT AGREEMENT

                  THIS SUPPORT AGREEMENT (the "Agreement") dated as of November 12, 1999, between eChapman.com, Inc., a Maryland corporation ("eChapman.com"), and Nathan A. Chapman, Jr. (the
"Stockholder").

                  WHEREAS, the Stockholder individually possesses the right to vote, or direct the voting of, an aggregate of 1,828,115 shares of common stock, $0.001 par value ("Shares"), of Chapman Holdings, Inc., a Maryland corporation ("CHI"), which constitute approximately 61.9% of the outstanding capital stock of CHI, no other shares of any other class of capital stock of CHI being issued or outstanding; and

                  WHEREAS, the Stockholder individually possesses the power to dispose of, or to direct the disposition of, an aggregate of 1,828,115 Shares, which constitute approximately 61.9% of the outstanding capital stock of CHI; and

                  WHEREAS, eChapman.com has entered into an Agreement of Merger with CHI, dated as of the date hereof (the "Merger Agreement"), pursuant to which eChapman.com would acquire CHI and The Chapman Co., CHI's wholly-owned subsidiary, through the conversion of each outstanding Share into shares of common stock of eChapman.com and cash in lieu of fractional shares pursuant to a merger of CHI into a subsidiary of eChapman.com (the "Merger"); and

                  WHEREAS, as a condition to entering into the Merger Agreement, eChapman.com has requested that the Stockholder agree, and the Stockholder has agreed, to support the Merger.

                  NOW, THEREFORE, to induce eChapman.com to enter into the Merger Agreement and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. REPRESENTATIONS OF STOCKHOLDER. The Stockholder represents that:

                       (a) (1) he possesses the sole right to vote, or direct the voting of, all of the Shares, (2) such number of Shares constitutes all of the Shares with respect to which the Stockholder possesses the sole right to vote, or direct the voting of, as the case may be, and (3) he has good and merchantable title to all of the Shares, free of all restrictions and encumbrances of every kind and character.

                       (b) (1) he possesses the sole power to dispose of, or direct the disposition of, the Shares, (2) such number of Shares constitutes all of the Shares with respect to which the Stockholder possesses or will possess the sole power to dispose of or direct the

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disposition of, and (3) he has good and merchantable title to all of the
Shares free of all restrictions and encumbrances of any kind or character.

                       (c) he does not own, of record or beneficially, any other shares of CHI's capital stock. For the purposes of this Agreement, beneficial ownership has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

                       (d) he has full right, power and authority to enter into, deliver and perform this Agreement; this Agreement has been duly executed and delivered by such stockholder; and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, and is enforceable in accordance with its terms.

                  2. COVENANTS OF STOCKHOLDER. The Stockholder covenants as follows:

                       (a) RESTRICTIONS ON TRANSFER. During the term of this Agreement, the Stockholder shall not pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber any of the Shares and will not enter into any agreement, arrangement or understanding or grant a proxy (other than a proxy for the purpose of voting his Shares in accordance with Subparagraph 2(b) hereof) which would, during the term of this Agreement (i) restrict, (ii) establish a right of first refusal to, or
(iii) otherwise relate to the transfer or voting of such Shares.

                       (b) MERGER. The Stockholder shall vote the Shares in favor of the Merger Agreement, and the Merger and the transactions contemplated thereby. The Stockholder agrees not to vote his Shares in favor of any merger, consolidation, share exchange or sale of assets or other business combination involving CHI other than the Merger during the term of this Agreement.

                       (c) ADDITIONAL SHARES. The provisions of subparagraphs
(a) and (b) above shall apply to all Shares currently owned and hereafter acquired, of record or beneficially, by each of the Stockholder.

                  3. TERMINATION. This Agreement shall terminate upon the termination of the Merger Agreement.

                  4. GOVERNING LAW. This Agreement shall in all respects be governed by and construed under the laws of Maryland, all rights and remedies being governed by such laws, without regard to conflict of law principles.

                  5. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that neither party may transfer or assign any of its respective rights or obligations hereunder without the prior written consent of the other party or, if by eChapman.com, in accordance with the Merger Agreement.

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                  6. COUNTERPARTS. For convenience of the parties hereto,
this Agreement may be executed in several counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, eChapman.com and the Stockholder has caused this Agreement to be duly executed as of the day and year first above written.

                                   eCHAPMAN.COM, INC.

                                   By: /s/ NATHAN A. CHAPMAN, JR.
                                       ----------------------------------------
                                       Nathan A. Chapman, Jr., President,
                                       Chief Executive Officer and
                                       Chairman of the Board

                                   STOCKHOLDER

                                   /s/ NATHAN A. CHAPMAN, JR.
                                   --------------------------------------------
                                   Nathan A. Chapman, Jr.




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